Exhibit 3.19(c)
CERTIFICATE OF AMENDMENT
OF REGULATIONS OF
REDI-MIX GP, LLC
     The undersigned, being the duly elected, qualified and acting Secretary of Redi-Mix GP, LLC, a Texas limited liability company (the “Company”), and the keeper of the minutes and records of said Company, does hereby certify that the following is a true and correct copy of the amendments to the Regulations (the “Regulations”) of the Company as adopted by written consent in lieu of a special meeting of the sole member of the Company on February 19, 2010:
     RESOLVED, Section 1.01 of the Regulations is hereby amended by deleting the definition of “Manager” in its entirety and substituting in lieu thereof the following:
     ““Managers” means Robert D. Hardy, Michael W. Harlan and Curt M. Lindeman or such other person or persons as selected by the Member. Each reference to “Manager” herein shall additionally constitute a reference to “Managers”, as applicable.”
     RESOLVED, Section 1.01 of the Regulations is hereby amended by deleting the definition of “Member” in its entirety and substituting in lieu thereof the following:
     ““Member” means Redi-Mix, LLC, a Texas limited liability company.”
     RESOLVED, Article V is hereby amended by (i) renumbering the existing “Section 5.05” as “Section 5.06” and (ii) inserting a new Section 5.05 which shall read in its entirety as follows:
     “Meetings; Required Vote. Meetings of the Managers may be called by the Member or any Manager upon twenty-four (24) hours prior notice to each Manager. The presence of a majority of the Managers then in office shall constitute a quorum at any meeting of the Managers. All actions of the Managers, whether by meeting or written consent, shall require the affirmative vote of a majority of the Managers then in office. None of the Managers (acting in his or her capacity as such) shall have the authority to bind the Company to any third party with respect to any matter unless the Managers shall have approved such matter and authorized such Manager(s) to bind the Company with respect thereto.”
TO CERTIFY WHICH, witness my hand this 29th day of August, 2011.

/s/ Curt M. Lindeman
Curt M. Lindeman
Vice President and Secretary